As filed with the Securities and Exchange Commission on November 10, 2016    Registration Statement No. 333-212063
__________________________________________________________________________________
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Central Valley Community Bancorp
(Exact Name of Registrant as Specified in its Charter)

California	6022	77-0539125

(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
7100 N. Financial Drive, Suite 101
Fresno, California 93720
(559) 298-1775
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James M. Ford
President and Chief Executive Officer
Central Valley Community Bancorp
7100 N. Financial Drive, Suite 101
Fresno, California 93720
(559) 298-1775
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:

Bruce F. Dravis, Esq. James K. Dyer, Jr., Esq. Downey Brand LLP 621 Capitol Mall, 18th Floor Sacramento, California 95814 (916) 444-1000 Fax: (916) 444-2100	David Gershon Manatt, Phelps & Phillips, LLP One Embarcadero Center 30th Floor San Francisco, CA 94111 (415) 291-7550 Fax: (415) 291-7515

EXPLANATORY STATEMENT – DEREGISTRATION OF SHARES

Central Valley Community Bancorp (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-4 Registration Statement to deregister certain securities previously registered by the Registrant pursuant to its Registration Statement on Form S-4 (File No. 333-212063), which was originally filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2016, and declared effective by the Commission on August 3, 2016 (the “Form S-4”). A total of 1,417,191 shares of the Registrant’s common stock, no par value (“Shares”), were registered for issuance in connection with the merger of Sierra Vista Bank into the Registrant’s wholly owned subsidiary, Central Valley Community Bank. That merger was approved by the shareholders of Sierra Vista Bank on September 1, 2016, and the merger was declared effective on October 1, 2016. Former Sierra Vista Bank shareholders were entitled to receive an aggregate of 1,058,851 Shares as merger consideration under the formula for merger consideration adjustment in the merger agreement. All 1,058,851 Shares issuable as merger consideration have been issued pursuant to the Form S-4.

A total of 358,340 Shares were registered for issuance under the Form S-4 in excess of the number of Shares actually issued as merger consideration (the “Excess Shares”). The Registrant is filing this Post-Effective Amendment No. 1 to the Form S-4 in order to deregister the 358,340 Excess Shares.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Fresno, State of California, on November 10, 2016.

Central Valley Community Bancorp

By:	/s/ James M. Ford President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James M. Ford	Date: November 10, 2016
James M. Ford,
President and Chief Executive Officer and Director (principal executive officer)

/s/ James M. Ford *	Date: November 10, 2016
David A. Kinross,
Executive Vice President and Chief Financial Officer
(principal accounting officer and principal financial officer)

/s/ James M. Ford *	Date: November 10, 2016
Daniel J. Doyle,
Chairman of the Board and Director

/s/ James M. Ford *	Date: November 10, 2016
Daniel N. Cunningham, Lead Independent Director

/s/ James M. Ford *	Date: November 10, 2016
Edwin S. Darden, Director

Gary D. Gall, Director

/s/ James M. Ford *	Date: November 10, 2016
Steven D. McDonald, Director

/s/ James M. Ford *	Date: November 10, 2016
Louis McMurray, Director

/s/ James M. Ford *	Date: November 10, 2016
William S. Smittcamp, Director

/s/ James M. Ford *	Date: November 10, 2016
Joseph B. Weirick, Director

/s/ James M. Ford *	Date: November 10, 2016
F.T. Elliot, IV, Director

* Signed by James M. Ford, attorney-in-fact

Exhibit Index

Exhibit No.	Description of Exhibit
24	Power of Attorney of directors and certain officers of the Registrant *
* Previously filed.

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